EXHIBIT 99.1

                                            Contact: Michael Dale, President/CEO
[ATS MEDICAL LOGO]                          Jack Judd, Chief Financial Officer
                                            763/553-7736

                                            EVC Group, Inc.
                                            Doug Sherk, Jennifer Beugelmans
                                            415/896-6820

FOR IMMEDIATE RELEASE

            ATS MEDICAL REPORTS 27.3% INCREASE IN THIRD QUARTER SALES

                       US SALES GROW 69.3% YEAR-OVER-YEAR
    BUSINESS DEVELOPMENT EFFORT RESULTS IN INCREASED REVENUE DIVERSIFICATION

MINNEAPOLIS, OCTOBER 27 -- ATS Medical, Inc. (Nasdaq: ATSI), developer, manufacturer and marketer of state-of-the-art cardiac surgery products and services, today reported that sales for the third quarter of 2005 increased 27.3% to $8.3 million, compared with sales of $6.5 million for the third quarter of 2004. Mechanical heart valve sales represented 85.5% of total revenue while other products and services represented 14.5% of total revenue. There was no meaningful impact on revenue from foreign currency exchange. The net loss for the third quarter of 2005 decreased to $4.1 million, or $0.13 per share, compared with a net loss of $4.5 million, or $0.15 per share, in the third quarter of 2004. Included in the net loss amount in the third quarter of 2005 is $0.7 million relating to a lower of cost or market inventory adjustment and in the net loss amount in the third quarter of 2004 is $0.4 million in factory production ramp-up costs, both recorded as additional cost of sales.

For the first nine months of 2005, sales increased 18.8% to $24.7 million, compared with sales of $20.8 million for the first nine months of 2004. The net loss for the first nine months of 2005 was $11.2 million, or $0.36 per share, compared with $11.2 million or $0.40 per share for the same period a year ago.

"Our strong third quarter growth illustrates the success of our strategy to diversify the product portfolio and leverage our sales and marketing infrastructure," said Michael Dale, Chairman, President and CEO. "While we generated solid year-over-year revenue growth with our ATS Open Pivot(R) mechanical heart valves, especially in the U.S. market, our other products and services added during 2005 represented 14.5% of our total revenue. This revenue contribution compares with only 4% in the second quarter. The cardiovascular surgeon is increasingly looking to ATS to provide state of the art products and services that enhance patient outcomes."

"In addition, we continue to make operational progress. Our inventories have declined $4.6 million from the September 30, 2004 level," continued Mr. Dale. "Manufacturing efficiencies and product diversification are improving margins. Our gross margin increased to 31.4% in the third quarter of 2005 from 20.9% during the same period in 2004. After making allowances for lower of cost or market and factory production ramp-up costs, gross margin improved to 39.8% during the just completed quarter versus 27.2% in the prior year. Overall inventories will continue to decline during the remainder of 2005. Operating costs and most importantly, selling and marketing costs, have remained flat over the past three quarters, while G&A expense has increased due to costs to comply with Sarbanes Oxley and the expensing of restricted stock units."

"Looking ahead, we are highly optimistic about our ability to achieve approximately $35 million in revenue for the full year 2005, which is at the upper end of the guidance we provided at the beginning of 2005," Continued Mr. Dale. "In addition to the solid momentum generated in the marketplace by our Open Pivot mechanical heart valve, our new products and services are being well received by the cardiovascular surgeon and we expect to achieve a $10 million revenue quarter for the first time in the Company's history for the period ending December 31, 2005. Our product development efforts are on schedule and we remain particularly excited about the market potential of the PARSUS(TM) blood filtration technology."

"We've also established some preliminary goals for 2006," continued Mr. Dale. "Based on current operations, our goal is to grow revenue next year by 20 to 25 percent. We also continue to expect that we will consume our remaining high cost pyrolytic carbon inventory early in 2006. Our strategy to self-manufacture 100% of our future product component requirements remains on schedule and we currently expect to achieve operating profitability during the second half of 2006."

"While our cash balances and credit facilities are sufficient to support our current product and service lines, in early October we raised more than $22 million to fund our business development effort," continued Mr. Dale. "Our goal with these resources is to continue to expand our product and service portfolio so that ATS can become the provider of choice to the cardiovascular surgeon and achieve significant gains in revenue. To date we have made substantial progress towards our goals and we continue to devote significant time to our diversification effort," concluded Mr. Dale.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES

ATS reports its financial results in accordance with generally accepted accounting principles ("GAAP"). In addition, from time to time, we include other measures in our releases which are not prepared in accordance with GAAP. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this release we have included adjusted versions of our gross margin percentages for the third quarters of 2005 and 2004. These non-GAAP measures do not reflect a lower of cost or market inventory adjustment in the third quarter of 2005 and certain factory production ramp-up costs in the third quarter of 2004 because we believe that these charges will not be incurred on a regular basis. We use the adjusted gross margin measure in our internal analysis and review of our operational performance. We believe that these non-GAAP measures provide investors with useful information in comparing our performance over different periods, particularly when comparing one of these periods to a period in which we did not incur these kind of charges. By using these non-GAAP measures we believe investors get a better picture of the performance of our underlying business. We have also included as an attachment to this release a schedule which reconciles our gross margin percentage calculated using numbers prepared in accordance with GAAP to our adjusted gross margin percentages presented above.

CONFERENCE CALL TODAY

ATS management will host a conference call and web cast today, October 27, 2005 at 4:30 p.m. ET to discuss its third quarter financial results, outlook for the remainder of 2005 and 2006, and current corporate developments. The dial in number for the conference call is 866-249-6463 for domestic participants and 303-262-2190 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion and will remain available through Midnight ET on Thursday, November 3, 2005 and can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using the passcode 11041619#. A live webcast of the call can be accessed at http://www.atsmedical.com by clicking on the Investors icon. The replay of the webcast will be available on the company's website for one year.

ABOUT ATS MEDICAL

ATS Medical manufactures and markets products and services focused on cardiac surgery. It is headquartered in Minneapolis and is global in scope with sales in more than 61 countries. More than 100,000 ATS Open Pivot heart valves, which utilize a unique pivot design resulting in exceptional clinical performance and a lower risk profile, have been implanted in patients worldwide. The ATS Medical web site is http://www.atsmedical.com.

SAFE HARBOR

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2005.

                                ATS MEDICAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                         Three months ended            Nine months ended
                                                            September 30,                  September 30,
                                                    --------------------------    ----------------------------
                                                        2005           2004           2005            2004
                                                    -----------    -----------    ------------    ------------
Net sales                                               $8,333         $6,547         $24,703         $20,789
Cost of goods sold                                       5,714          5,178          15,489          15,372
                                                    -----------    -----------    ------------    ------------
Gross profit                                             2,619          1,369           9,214           5,417

Operating expenses:
      Sales and marketing                                4,323          4,211          13,765          11,827
      Research and development                             409            278           1,118             651
      General and administrative                         1,928          1,423           5,443           4,171
                                                    -----------    -----------    ------------    ------------
           Total operating expenses                      6,660          5,912          20,326          16,649
                                                    -----------    -----------    ------------    ------------
Operating loss                                         (4,041)        (4,543)        (11,112)        (11,232)
                                                    -----------    -----------    ------------    ------------

Interest (expense) income                                 (37)             17            (58)              33
                                                    -----------    -----------    ------------    ------------

Net loss                                              ($4,078)       ($4,526)       ($11,170)       ($11,199)
                                                    ===========    ===========    ============    ============

Net  loss per share:
Basic and diluted                                      ($0.13)        ($0.15)         ($0.36)         ($0.40)

Weighted average number of shares outstanding:
Basic and diluted                                       31,039         30,730          30,981          28,215

                                ATS MEDICAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            September 30,        December 31,
                                                                2005                 2004
                                                           ----------------    -----------------
ASSETS
Cash and short-term investments                                    $2,973              $15,994
Accounts receivable                                                10,300                7,893
Inventories                                                        23,782               24,303
Prepaid expenses                                                      831                1,053
                                                           ----------------    -----------------
Total current assets                                               37,886               49,243

Property and equipment, net                                         8,012                7,650
Other inventories                                                       -                3,000
Intangible assets                                                  20,515               18,720
Other assets                                                          442                  438
                                                           ----------------    -----------------
TOTAL ASSETS                                                      $66,855              $79,051
                                                           ================    =================


LIABILITIES & SHAREHOLDERS' EQUITY
Accounts payable                                                   $2,699               $4,049
Accrued compensation                                                1,790                1,797
Other accrued liabilities                                           1,247                1,174
Current maturities of long-term debt                                  833                  764
                                                           ----------------    -----------------
Total current liabilities                                           6,569                7,784

Long-term liabilities                                               1,111                1,826

Shareholders' equity                                               59,175               69,441
                                                           ----------------    -----------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                          $66,855              $79,051
                                                           ================    =================

                                ATS MEDICAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)

                                                                      Nine months ended September 30,
                                                                   --------------------------------------
                                                                        2005                  2004
                                                                   ----------------     -----------------
OPERATING ACTIVITIES
Net loss                                                                  ($11,170)             ($11,199)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation                                                             1,145                   802
    Compensation expense on stock options                                      359                    33
    Non-cash interest expense                                                   22                     5
    Lower of cost or market adjustment                                         700                     -
    Changes in operating assets and liabilities                               (742)                9,141
                                                                   ----------------     -----------------
Net cash used in operating activities                                       (9,686)               (1,218)

INVESTING ACTIVITIES
Maturities of short-term investments, net of purchases                       5,738                 1,981
Payments for intangible assets                                              (1,817)                 (232)
Net purchases of furniture, machinery and equipment                         (1,507)               (1,840)
                                                                   ----------------     -----------------
Net cash provided by (used in) investing activities
                                                                             2,414                  (91)

FINANCING ACTIVITIES
Net proceeds from sale of common stock                                         413                12,975
Loan advances                                                                    -                 2,500
Repayments on note payable                                                    (556)                    -
                                                                   ----------------     -----------------
Net cash provided by (used in) financing activities
                                                                              (143)               15,475

Other items                                                                    132                    32
                                                                   ----------------     -----------------

Increase (decrease) in cash and cash equivalents                           ($7,283)              $14,198
                                                                   ================     =================


                                ATS MEDICAL, INC.

          RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
                                 (IN THOUSANDS)

                                                        Three months ended            Nine months ended
                                                            September 30,                September 30,
                                                    --------------------------    ---------------------------
                                                        2005           2004           2005            2004
                                                    -----------    -----------    ------------    -----------
Net sales, as reported                                  $8,333         $6,547         $24,703        $20,789
Cost of goods sold, as reported                          5,714          5,178          15,489         15,372
                                                    -----------    -----------    ------------    -----------
Gross profit, as reported                                2,619          1,369           9,214          5,417
Gross profit %                                            31.4%          20.9%           37.3%          26.1%
Adjustments to gross profit
     Factory production ramp-up costs                                     415                            415
     Lower of cost or market write-down                    700              -             700              -
                                                    -----------    -----------    ------------    -----------
Adjusted gross profit                                    3,319          1,784           9,914          5,832
Adjusted gross profit %                                   39.8%          27.2%           40.1%          28.1%